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As filed with the Securities and Exchange Commission on July 20, 2001 Registration

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEROGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0488580 (I.R.S. Employer Identification No.)

1310 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)

Carol A. Gamble
Vice President and General Counsel
AeroGen, Inc.
1310 Orleans Drive
Sunnyvale, CA 94089
(408) 543-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Robert J. Brigham
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	1,126,876 shares	$4.57	$5,149,824	$1,288

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 19, 2001 as reported on the Nasdaq National Market.

    The chart below details the calculations of the registration fee:

Securities	Number of Shares	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	921,989	$4.57	$4,213,490
Shares issuable pursuant to the 2000 Employee Stock Purchase Plan	204,887	$4.57	$936,334
Proposed Maximum Offering Price			$5,149,824
Registration Fee			$1,288

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-50038

    The contents of Registration Statement on Form S-8 No. 333-50038 filed with the Securities and Exchange Commission on November 16, 2000 are incorporated by reference herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

    Carol A. Gamble, Vice President and General Counsel of the Company, has provided the Company an opinion as to the validity of the Common Stock offered hereby. Ms. Gamble has options to purchase 150,000 shares of the Company Common Stock.

EXHIBITS

Exhibit Number
5.1	Opinion of Counsel.
23.1	Consent of Independent Accountants.
23.2	Consent of Counsel is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1*	2000 Equity Incentive Plan and related documents.
99.2*	2000 Employee Stock Purchase Plan and related documents.

*
Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-44470), originally filed with the Securities and Exchange Commission on August 25, 2000

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 20, 2001.

AEROGEN, INC.
By:	/s/ JANE E. SHAW Jane E. Shaw Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Gamble and Deborah K. Karlson and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JANE E. SHAW JANE E. SHAW	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2001
/s/ DEBORAH K. KARLSON DEBORAH K. KARLSON	Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2001
/s/ THOMAS R. BARUCH THOMAS R. BARUCH	Director	July 20, 2001
/s/ JEAN-JACQUES BIENAIMÉ JEAN-JACQUES BIENAIMÉ	Director	July 20, 2001
/s/ PHYLLIS I. GARDNER PHYLLIS I. GARDNER	Director	July 20, 2001

/s/ SUSAN D. DESMOND-HELLMANN SUSAN D. DESMOND-HELLMANN	Director	July 20, 2001
/s/ YEHUDA IVRI YEHUDA IVRI	Director	July 20, 2001
/s/ PHILIP M. YOUNG PHILIP M. YOUNG	Director	July 20, 2001

EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Counsel.
23.1		Consent of Independent Accountants.
23.2		Consent of Counsel is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	*	2000 Equity Incentive Plan and related documents.
99.2	*	2000 Employee Stock Purchase Plan and related documents.

*
Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-44470), filed with the Securities and Exchange Commission on August 25, 2000.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-50038
INTERESTS OF NAMED EXPERTS AND COUNSEL
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX